Exhibit 99.3

PRESS RELEASE

Autoliv announces agreement with Cevian regarding Veoneer

(Stockholm, Sweden, May 24, 2018) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, today announced that it and its subsidiary, Veoneer, Inc., today entered into an agreement with Cevian Capital II GP Limited (“Cevian”) regarding Cevian’s ownership of Veoneer following the spin-off, including the designation of a director to Veoneer’s board.

Autoliv announced today that its board of directors has approved the completion of the previously announced spin-off of Veoneer into an independent publicly traded company. It also announced additional individuals that are expected to serve on the board of directors of Veoneer effective as of the completion of the spin-off, including Jonas Synnergren a partner of Cevian Capital.

Pursuant to the agreement with Cevian, Autoliv and Veoneer agreed to take action for Veoneer to appoint Mr. Synnergren to Veoneer’s board following the spin-off of Veoneer and nominate him or another designee of Cevian at future annual meetings of Veoneer, subject to the terms and conditions of the agreement, including Cevian maintaining an at least 8% ownership position in the common stock of Autoliv as of the spin-off and Veoneer thereafter. Cevian has agreed to customary standstill and voting commitments under the agreement, including not acquiring more than 19.9% of the common stock of Veoneer.

The full agreement with Cevian will be filed by Autoliv on a Current Report on Form 8-K with the Securities and Exchange Commission.

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the VP of Investor Relations set out below, at 17.01 CET on May 24, 2018.

Inquiries

Media: Thomas Jönsson, Corporate Communications. Tel +46 (0)8 5872 0627

Investors & Analysts: Anders Trapp, Investor Relations, Tel +46 (0)8 5872 0671

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 72,000 employees in 27 countries. In addition, the Company has 23 technical centers in nine countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2017 amounted to about US $10.4 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIVsdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including those related to the completion and timing of the spin-off and distribution, including the satisfaction of the conditions to the distribution and the receipt of all required regulatory approvals, and the expected performance of Autoliv and Veoneer following completion of the spin-off. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks,

Autoliv, Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com